UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2011 (July 8, 2011)
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 8, 2011 the Board of Directors of NxStage Medical, Inc. appointed Barry M. Straube, M.D. to serve as a director. The appointment of Dr. Straube to the Board increases the total number of directors on the Board to nine. Dr. Straube will serve as a director until NxStage’s 2012 annual meeting of stockholders. Dr. Straube was not appointed to any committees of NxStage’s Board of Directors.
Dr. Straube will be entitled to receive compensation for his service on the Board of Directors consistent with NxStage’s director compensation program for non-employee directors, as described under the heading Director Compensation in NxStage’s proxy statement for its 2011 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 28, 2011, which description is incorporated in this Form 8-K by reference.
In connection with Dr. Straube’s appointment to the Board of Directors, he and NxStage will enter into NxStage’s standard form of indemnification agreement for directors, the form of which was previously filed as Exhibit 10.21 to NxStage’s registration statement on Form S-1 (File No. 333-126711).
Item 7.01 Regulation FD Disclosure.
A copy of NxStage’s July 12, 2011 press release announcing Dr. Straube’s appointment is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated July 12, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: July 12, 2011	By:	/s/ Robert S. Brown
Robert S. Brown
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated July 12, 2011